                                            Exhibit 99.1
Ark Restaurants Announces Financial Results for the
Third Quarter of 2021

CONTACT:
Anthony J. Sirica
(212) 206-8800
ajsirica@arkrestaurants.com

NEW YORK, New York - August 16, 2021 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the third quarter ended July 3, 2021.

Financial Results
Total revenues for the 13 weeks ended July 3, 2021 were $42,965,000 versus $7,199,000 for the 13 weeks ended June 27, 2020. The 13 weeks ended July 3, 2021 includes revenues of $2,141,000 related to Blue Moon Fish Company, which was acquired on December 1, 2020.
Total revenues for the 39 weeks ended July 3, 2021 were $89,031,000 versus $84,716,000 for the 39 weeks ended June 27, 2020. The 39 weeks ended July 3, 2021 includes revenues of $4,582,000 related to Blue Moon Fish Company, which was acquired on December 1, 2020. The 39 weeks ended June 27, 2020 includes revenues of $2,935,000 related to Thunder Grill in Washington, D.C., which was closed March 20, 2020 and Gallagher's Steakhouse and Gallagher's Burger Bar in Atlantic City, NJ, which was closed on January 2, 2021.
Company-wide same store sales increased 455.0% for the 13 weeks ended July 3, 2021 compared to the same period of the prior year. The increase in same-store sales for the 13-week period ended July 3, 2021 as compared to the same period of the prior year, are the result of all of our properties operating with no capacity restrictions in the current period combined with the fact that all of our properties were closed for the majority of the prior period and operated at limited capacity when they reopened as a result of government mandates in connection with the COVID-19 pandemic.
Company-wide same store sales decreased 7.1% for the 13 weeks ended July 3, 2021 as compared to the 13 weeks ended June 29, 2019 (the comparable pre-pandemic quarter). Note that total revenues for the 13 weeks ended June 29, 2019 were $44,807,000, which includes revenues of $1,239,000 related to JB’s on the Beach in Deerfield Beach, FL, which was acquired on May 15, 2019.
The Company’s EBITDA, which includes a gain on the forgiveness of Paycheck Protection Program Loans and related accrued interest in the aggregate amount of $3,195,000 ("PPP Loan Forgiveness"), for the 13 weeks ended July 3, 2021 was $9,390,000 versus $(4,642,000) for the 13-week period ended June 27, 2020. The Company’s EBITDA, excluding PPP Loan Forgiveness and adjusted for other items as set out below, for the 13 weeks ended July 3, 2021 was $5,610,000 versus $(4,351,000) for the 13-week period ended June 27, 2020. Net income attributable to Ark Restaurants Corp. for the 13-weeks ended July 3, 2021 was $2,670,000 or $0.76 per basic share, $0.73 per diluted share, compared to a net loss of $(2,526,000) or $(0.72) per basic and diluted share, for the 13-week period ended June 27, 2020.
The Company’s EBITDA, which includes PPP Loan Forgiveness in the amount of $7,318,000, for the 39 weeks ended July 3, 2021 was $10,672,000 versus $(1,935,000) for the 39-week period ended June 27, 2020. The Company’s EBITDA, excluding PPP Loan Forgiveness and adjusted for other items as set out below, for the 39 weeks ended July 3, 2021 was $2,745,000 versus $(1,397,000) for the 39-week period ended June 27, 2020. Net income attributable to Ark Restaurants Corp. for the 39-weeks ended July 3, 2021 was $6,067,000 or $1.73 per basic share, $1.68 per diluted share, compared to a net loss of $(2,791,000) or $(0.80) per basic and diluted share, for the 39-week period ended June 27, 2020.

COVID-19 Update
The COVID-19 pandemic has adversely affected, and is expected to continue to adversely affect, our operations and financial results for the foreseeable future. As of July 3, 2021, all of our restaurants have re-opened and currently, national, state and local jurisdictions have removed their capacity restrictions on businesses and therefore our restaurants are serving customers in our dining rooms without social distancing requirements. However, we cannot predict whether we will be required to limit capacity or close again in the future, as these decisions will depend primarily on the actions of a number of governmental bodies over which we have no control. It is possible additional outbreaks could require us to reduce our capacity, implement social distancing or further suspend our in-restaurant dining operations, and there is no guarantee that state and local jurisdictions, that have currently eased restrictions, will not reverse or roll-back the restrictions, as many have done in the past. Additionally, our restaurant operations have been and could continue to be disrupted by employee staffing issues because of illness, fear of contracting COVID-19 or caring for family members due to COVID-19, or for other reasons. Furthermore, we remain in regular contact with our major suppliers and while to date we have not experienced significant disruptions in our supply chain due to COVID-19, we could see significant future disruptions should the impacts of COVID-19 extend for a considerable amount of time.
On August 3, 2021, New York City became the first U.S. city to require proof of at least one dose of a COVID-19 vaccine for a variety of activities for workers and customers, including indoor dining. The requirements are effective starting on August 16, 2021 with enforcement to begin on September 13, 2021.

Other Matters
On January 26, 2021, the Company exercised its right-of-first-refusal to acquire the land, building and parking lot associated with JB’s on the Beach and immediately contributed such rights and interest to an unrelated entity ("Newco") that purchased the properties on March 22, 2021. In exchange, the Company received a 5% interest in Newco, which plans future development of the sites. In addition, all rights and privileges under the current lease were assigned to Newco, as landlord and the lease terms remain unchanged.

During the 39 weeks ended July 3, 2021, $7,318,000 of PPP Loans (including $63,000 of accrued interest) were forgiven. To the extent, if any, that any or all of the remaining PPP Loans are not forgiven, beginning one month following expiration of the Deferral Period, and continuing monthly until 24 months from the date of each applicable Note (the “Maturity Date”), each respective Borrower is obligated to make monthly payments of principal and interest to the Lender with respect to any unforgiven portion of the Notes, in such equal amounts required to fully amortize the principal amount outstanding on such Notes as of the last day of the applicable Deferral Period by the applicable Maturity Date.

About Ark Restaurants Corp.
Ark Restaurants owns and operates 18 restaurants and bars, 17 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C, Las Vegas, Nevada and the gulf coast of Alabama. Five restaurants are located in New York City, one is located in Washington, D.C., five are located in Las Vegas, Nevada, one is located in Atlantic City, New Jersey, four are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant in the Tropicana Hotel and Casino. The operation at the Foxwoods Resort Casino consists of one fast food concept. The Florida operations include the Rustic Inn in Dania Beach, Shuckers in Jensen Beach, JB’s on the Beach in Deerfield Beach, Blue Moon Fish Company in Lauderdale-by-the-Sea and the operation of four fast food facilities in Tampa and six fast food facilities in Hollywood, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores and one in Spanish Fort.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Condensed Statements of Operations
For the 13- and 39- week periods ended July 3, 2021 and June 27, 2020
(In Thousands, Except per share amounts)

	13 Weeks Ended July 3, 2021	13 Weeks Ended June 27, 2020	39 Weeks Ended July 3, 2021	39 Weeks Ended June 27, 2020

TOTAL REVENUES	$42,965	$7,199	$89,031	$84,716
COSTS AND EXPENSES:
Food and beverage cost of sales	12,676	1,847	26,382	22,366
Payroll expenses	12,304	3,701	29,345	31,925
Occupancy expenses	4,251	3,004	11,248	12,274
Other operating costs and expenses	4,737	852	11,077	11,834
General and administrative expenses	2,802	2,437	7,625	7,888
Loss of termination of lease	—	—	—	364
Depreciation and amortization	1,082	981	3,045	3,188
Total costs and expenses	37,852	12,822	88,722	89,839
OPERATING INCOME (LOSS)	5,113	(5,623)	309	(5,123)
OTHER (INCOME) EXPENSE:
Interest expense	309	283	940	1,045
Interest income	(14)	(29)	(41)	(103)
Gain on forgiveness of PPP Loans	(3,195)	—	(7,318)	—
Total other (income) expense, net	(2,900)	254	(6,419)	942
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	8,013	(5,877)	6,728	(6,065)
Provision (benefit) for income taxes	4,684	(3,118)	(155)	(3,213)
CONSOLIDATED NET INCOME (LOSS)	3,329	(2,759)	6,883	(2,852)
Net (income) loss attributable to non-controlling interests	(659)	233	(816)	61
NET INCOME (LOSS) ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$2,670	$(2,526)	$6,067	$(2,791)

NET INCOME (LOSS) PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$0.76	$(0.72)	$1.73	$(0.80)
Diluted	$0.73	$(0.72)	$1.68	$(0.80)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,522	3,502	3,512	3,500
Diluted	3,648	3,502	3,602	3,500

EBITDA Reconciliation:
Income (loss) before provision (benefit) for income taxes	$8,013	$(5,877)	$6,728	$(6,065)
Depreciation and amortization	1,082	981	3,045	3,188
Interest expense, net	295	254	899	942
EBITDA (a)	$9,390	$(4,642)	$10,672	$(1,935)
EBITDA, adjusted:
EBITDA (as defined) (a)	$9,390	$(4,642)	$10,672	$(1,935)
Net (income) loss attributable to non-controlling interests	(659)	233	(816)	61
Non-cash stock option expense	74	58	207	113
Gain on forgiveness of PPP Loans	(3,195)	—	(7,318)	—
Loss on lease termination	—	—	—	364
EBITDA, as adjusted	$5,610	$(4,351)	$2,745	$(1,397)

(a)EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  Although EBITDA is not a measure of performance or  liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity.  However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities  or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.